UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2022

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip Code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2022, Mohegan Tribal Gaming Authority (“Mohegan” or the “Company”) completed the settlement of a portion of the transactions contemplated by its previously announced agreement (the “Exchange Agreement”) with affiliates of Chatham Asset Management, LLC (collectively, “Chatham”). The Exchange Agreement provides that the parties will ultimately exchange (the “Notes Exchange”) approximately $475 million in aggregate principal amount of the Company’s outstanding 7.875% senior notes due 2024 (the “Old Notes”) for approximately $500 million in aggregate principal amount of newly issued 13.25% senior unsecured notes due 2027 of the Company (the “New Notes”). Concurrently with the initial settlement, the Company entered into a supplemental indenture to the existing indenture governing the Old Notes. The Exchange Agreement provides for additional settlements in December 2022 and January 2023, subject to the satisfaction or waiver of the applicable conditions set forth in the Exchange Agreement.

New Notes and New Notes Indenture

In connection with the initial settlement of the Notes Exchange (the “Initial Settlement”), the Company has issued $163,913,000 in aggregate principal amount of New Notes under an indenture, dated as of December 9, 2022 (the “New Notes Indenture”), by and among the Company, The Mohegan Tribe of Indians of Connecticut (the “Tribe”), the subsidiaries of the Company party thereto as guarantors (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Upon completion of the Initial Settlement, Old Notes in a principal amount of $155,720,000 were cancelled.

The New Notes bear interest at a fixed rate of 13.25% per annum and mature on December 15, 2027. Interest on the New Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2023. The New Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured, senior basis by each of the Guarantors and will be guaranteed by each other restricted subsidiary of the Company that becomes a guarantor in accordance with the terms of the New Notes.

Prior to June 15, 2024, the Company may redeem some or all of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date. On or after June 15, 2024, the Company may redeem some or all of the New Notes at the redemption prices set forth in the New Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The New Notes Indenture contains certain customary covenants that, subject to certain exceptions, limit the Company’s and its restricted subsidiaries’ ability to incur additional debt, pay dividends or distributions, make certain investments, create liens on assets, enter into transactions with affiliates, merge or consolidate with another company or sell assets. The New Notes Indenture includes customary events of default, including, but not limited to, failure to make required payments and failure to comply with certain covenants, failure to pay certain other indebtedness the occurrence of which is caused by a failure to pay principal, premium or interest or results in the acceleration of such indebtedness, certain events of bankruptcy and insolvency and certain judgment defaults.

The foregoing description of certain provisions of the New Notes Indenture is qualified in its entirety by reference to the full text of the New Notes Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Supplemental Indenture

In connection with the Initial Settlement and with the consent of the noteholders party to the Exchange Agreement, the Company, the Tribe and the Trustee (as successor in interest to U.S. Bank National Association) entered into a Fourth Supplemental Indenture, dated as of December 9, 2022 (the “Supplemental Indenture”), amending the indenture dated as of October 14, 2016 (as amended prior to December 9, 2022, the “Old Notes Indenture”), among the Company, the Tribe and U.S. Bank National Association, as trustee.

The Supplemental Indenture provides for the effectiveness of certain amendments to the Old Notes Indenture (the “Conforming Amendments”) upon the occurrence of the Initial Settlement, and the Supplemental Indenture and the Conforming Amendments became effective in connection with the completion of the Initial Settlement on December 9, 2022. The Conforming Amendments, among other changes, modify the ability of the Company and its restricted subsidiaries to incur certain additional debt, pay certain dividends or distributions, and make certain investments.

The Supplemental Indenture further provides for the effectiveness of certain additional amendments to the Old Notes Indenture (the “Covenant Amendments”) upon the occurrence of the final settlement of the Notes Exchange. The Covenant Amendments, upon effectiveness as set forth in the Supplemental Indenture, will remove substantially all of the restrictive covenants contained in the Old Notes Indenture, including, but not limited to, covenants limiting the ability of the Company and its restricted subsidiaries to incur additional debt, pay dividends or distributions, make certain investments, create liens on assets, enter into transactions with affiliates or sell assets. As a result, the covenants set forth in the Old Notes Indenture, as amended by the Supplemental Indenture, will become substantially less restrictive than those in the New Notes Indenture upon effectiveness of the Covenant Amendments. The Covenant Amendments will become effective in connection with the final settlement of the Notes Exchange, which is expected to occur, in accordance with the Exchange Agreement, on or prior to January 31, 2023.

The foregoing description of certain provisions of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.2 hereto and incorporated by reference herein.

Amendment to Exchange Agreement

On December 9, 2022, the Exchange Agreement was amended (the “Amendment”) to increase the aggregate principal amount of the Old Notes subject to the Notes Exchange from $476,842,000 to $477,342,000 and to reflect the removal of the closing condition relating to the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 30, 2022, and of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and each of which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Special Note Regarding Forward-Looking Statements

Some information included in this Current Report on Form 8-K (the “Report”) may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such statements include, but are not limited to, statements relating to the Notes Exchange, including the timing of the closing of the transactions contemplated thereby.

This forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mohegan. Factors that could cause actual events to differ from that contemplated by the forward-looking information include, among other things, (i) the risk that additional Notes Exchanges will not be consummated, on the anticipated timing and terms or at all, (ii) the risk that the parties will be unable to satisfy the conditions to the closing of the Notes Exchange in the future, (iii) the risk that the Notes Exchange and the transactions contemplated thereby will involve higher costs and expenses than anticipated, and (iv) the matters discussed in Mohegan’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, including under the heading “Risk Factors,” as well as in Mohegan’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this Report are made only as of the date of this Report. Mohegan does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. Mohegan cannot assure that projected results or events will be achieved or will occur.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

4.1	Indenture, dated as of December 9, 2022, among the Mohegan Tribal Gaming Authority, the Mohegan Tribe of Indians of Connecticut, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, relating to the 13.25% Senior Notes due 2027.

4.2	Fourth Supplemental Indenture, dated as of December 9, 2022, among the Mohegan Tribal Gaming Authority, the Mohegan Tribe of Indians of Connecticut and U.S. Bank Trust Company, National Association, as trustee, relating to the 7.875% Senior Notes due 2024.

10.1	Amendment to Exchange Agreement, dated as of December 9, 2022, by and between Mohegan Tribal Gaming Authority and Chatham Asset Management, LLC (on behalf of itself and its affiliated funds that are party to the Exchange Agreement).

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: December 9, 2022	By:	/s/ Ralph James Gessner Jr.
Ralph James Gessner Jr.
Chairman, Management Board